Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We consent to the inclusion in this registration statement on Form SB-2 of our report dated April 24, 1998, on our audits of the consolidated balance sheet of Atlantic International Entertainment, Ltd. and its subsidiaries as of December 31, 1997, and the related consolidated statements of operations, changes in stockholders' eqioty, and cash flows for each of the two years in the period ended December 31, 1997. We also consent to the reference to our firm under the caption "Experts."



                                             /s/ MOORE STEPHENS, P.C.
                                             ------------------------
                                             MOORE STEPHENS, P.C.
                                             Certified Public Accountants
Cranford, New Jersey
June 22, 1998